Exhibit 4.1

SPECIMEN THIS CERTIFIES THAT is the record holder of FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF Alexandria Real Estate Equities, Inc. (the “Company”) transferable on the books of the Company by the holder hereof in person or by duly authorized agent upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the charter (the “Charter”) and the Bylaws of the Company and any amendments thereto. Witness the seal of the Company and the facsimile signatures of its duly authorized officers. Dated: INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY CHAIRMAN AND CHIEF EXECUTIVE OFFICER COMMON STOCK COMMON STOCK COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (NewYork, NY) TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION CUSIP 015271 10 9

Signature(s) Guaranteed By THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. TEN COM — as tenants in common TEN ENT — as tenants by the entireties JT TEN — as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT — Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) UNIF TRF MIN ACT — Custodian (until age ) (Cust) under Uniform Transfers (Minor) to Minors Act (State) Additional abbreviations may also be used though not in the above list. FOR VALUE RECEIVED, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) Shares of the common stock represented by this Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises. Dated THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: X X NOTICE: KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE. IMPORTANT NOTICE The Company will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Company has authority to issue and, if the Company is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Company, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Company at its principal office. The shares represented by this Certificate are subject to restrictions on transfer for the purpose of establishing or maintaining the Company’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). No Person may Beneficially Own shares in excess of the Ownership Limit, which may increase or decrease from time to time, unless such Person is an Excepted Holder. Any Person who attempts to beneficially own shares in violation of the above limitation must immediately notify the Company. All capitalized terms in this legend have the meanings defined in the Company’s charter. If the restrictions on ownership or transfer are violated, the shares represented hereby will be automatically exchanged for shares of Excess Stock, which will then be held in trust for a Charitable Beneficiary. The foregoing is qualified in its entirety by reference to the Company’s charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.  ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: HOLLY GRONER 931-490-7660 PROOF OF: FEBRUARY 16, 2011 ALEXANDRIA REAL ESTATE WO 2985 LOT 2 BK OPERATOR: JB NEW PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF